UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Agenus Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AGENUS INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date		April 3, 2024

Time		10:00 A.M., Eastern Time

Webcast Address		Live audio web conference at www.virtualshareholdermeeting.com/AGEN2024SM

Proposals	1.	To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-20.

	2.	To consider any other business as may properly come before Special Meeting or any postponement or adjournment of the meeting.

Record Date		You are entitled to vote if you were a stockholder of record on February 9, 2024.

A list of stockholders entitled to vote will be open for examination by any stockholder for any purpose germane to the Special Meeting for ten days before the meeting during ordinary business hours at our principal offices at 3 Forbes Road, Lexington, Massachusetts 02421.

It is important that your shares be represented at the Special Meeting. Therefore, whether or not you plan to attend the meeting virtually, please complete your proxy and return it to us. If you attend the Special Meeting virtually and wish to vote at the meeting, your proxy will not be used. You may also vote your shares over the internet or by telephone. Instructions for internet or telephonic voting are printed on your proxy card.

By order of the Board of Directors,

Garo H. Armen, Chief Executive Officer

February , 2024

AGENUS INC.

3 Forbes Road

Lexington, Massachusetts 02421

Telephone: (781) 674-4400

PROXY STATEMENT

For the Special Meeting of Stockholders

To be Held on April 3, 2024

General

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Agenus Inc. (the “Company,” “Agenus,” “we” or “us”), for use at the Special Meeting of the Company’s stockholders (the “Special Meeting”) to be held on April 3, 2024, at 10:00 A.M. Eastern Time and at any adjournments thereof. Whether or not you expect to attend the meeting, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials will be furnished to stockholders on or about February , 2024.

Revocability of Proxy and Solicitation

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the Special Meeting. Revocation may be made by voting over the internet (with only your latest internet vote counted), voting by telephone (with only your latest telephonic vote counted), attending the Special Meeting and voting the shares of stock, or by delivering a later-dated, properly executed proxy in accordance with the instructions below. We have engaged Morrow Sodali LLC (“Morrow Sodali”) as the proxy solicitor for the Special Meeting. Some of our directors, officers and employees may also solicit proxies by telephone, e-mail, and in person.

Record Date

Stockholders of record at the close of business on February 9, 2024 (the “Record Date”) will be entitled to receive notice of, attend and vote at the meeting.

Action to be Taken Under Proxy

Unless otherwise directed by the giver of the proxy, the persons named in the form of proxy, namely, Garo Armen, our Chief Executive Officer, Robin Abrams, our Chief Legal Officer, and Christine Klaskin, our Vice President, Finance and Principal Financial and Accounting Officer, or any one of them who acts, will vote:

•

FOR approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-20 (Proposal No. 1—the “Proposal to Effect a Reverse Stock Split”).

Vote Required; Quorum; Broker Non-votes

As of the Record Date, there were 399,246,272 shares of common stock issued and outstanding, which constitutes all of the outstanding capital stock of the Company. Stockholders are entitled to one vote for each share of common stock held by them.

A majority of the outstanding shares, present in person by webcast or represented by proxy, will constitute a quorum at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.

It is important that you provide voting instructions to your bank, broker or other nominee if you wish to determine the voting of your shares. Brokers holding shares of record for customers generally are entitled to use their discretion to vote on certain matters if they do not receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received such instructions from its customers on a proposal. Under the rules of The Nasdaq Stock Market LLC and the New York Stock Exchange that govern how brokers may vote uninstructed shares, which generally govern this issue regardless of the exchange on which the company is listed, brokers are permitted to exercise discretionary voting authority only on “routine” matters. A “broker non-vote” occurs when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders of such shares. We expect the Proposal to Effect a Reverse Stock Split to be considered a “routine” matter; therefore, if you do not provide voting instructions to your broker regarding this proposal, your broker will be permitted to exercise discretionary voting authority to vote your shares.

Assuming that a quorum is present, with respect to the Proposal to Effect a Reverse Stock Split, approval will require the affirmative vote of the majority of the votes cast at the Special Meeting, and abstentions and broker non-votes will have the same effect as a vote against this proposal. Banks, brokers and other nominees generally have discretionary authority to vote on the sole proposal; thus, we do not expect any broker non-votes.

Holders of common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

GENERAL INFORMATION ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board is soliciting your proxy to vote at the Special Meeting of Stockholders.

According to our records, you were a stockholder of the Company as of the end of business on February 9, 2024.

You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement and at any postponements or adjournments of the Special Meeting. In addition to the mailing of these materials, our directors, officers and employees may solicit proxies by telephone, e-mail, and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders. You are invited to attend the Special Meeting and vote your shares. The Special Meeting will be a virtual meeting of stockholders, and will be held April 3, 2024 at 10:00 A.M. Eastern Time via live webcast. For instructions on how to access the live webcast and attend the virtual Special Meeting, see “How do I attend and vote shares at the virtual Special Meeting?” However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail these proxy materials on or about February , 2024 to all stockholders of record on the Record Date entitled to vote at the Special Meeting.

What am I voting on?

The following matter is scheduled for a vote:

1.	To approve an amendment to the Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-20.

The Board is not currently aware of any other business that will be brought before the Special Meeting.

Who can vote at the Special Meeting?

Only stockholders at the close of business on the Record Date will be entitled to vote at the Special Meeting. On this Record Date, there were 399,246,272 shares of common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on the Record Date, your shares were registered directly in your name with Agenus’s transfer agent, Equiniti Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person by webcast at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If your shares are held for you in an account at a broker, bank, or other nominee, you are considered the beneficial owner of shares held in “street name.” You have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing, or by following their instructions for voting over the internet or by telephone.

How do I attend and vote shares at the virtual Special Meeting?

The Special Meeting will convene at 10:00 A.M. Eastern Time on April 3, 2024. In order to participate in the Special Meeting live via the Internet, you will need the 16-digit control number included in your notice regarding the availability of proxy materials, your proxy card or on the instructions that accompanied your proxy materials. We encourage you to access the meeting prior to the start time. Online check-in will start 15 minutes before the meeting, and you should allow ample time for the check-in procedures. If your shares are held in a bank or brokerage account, instructions should also be provided on the voting instruction form provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.

If you encounter any difficulties accessing the Special Meeting live audio webcast during the check-in or meeting time, please call the technical support number that will be posted on the Special Meeting log-in page.

Even if you plan to attend the live webcast of the Special Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Special Meeting.

How can I submit a question for the Special Meeting?

By accessing www.virtualshareholdermeeting.com/AGEN2024SM our stockholders will be able to submit questions in writing during the Special Meeting, vote, view the Special Meeting procedures, and obtain copies of proxy materials. Stockholders can submit questions in advance of the Special Meeting at www.proxyvote.com. Stockholders will need the 16-digit control number included in your notice regarding the availability of proxy materials, your proxy card or on the instructions that accompanied your proxy materials.

Can I view the proxy materials over the Internet?

Yes. The Notice of Meeting, this Proxy Statement and accompanying proxy card are available at www.virtualshareholdermeeting.com/AGEN2024SM.

How do I vote?

You may vote “For” or “Against” or abstain from voting. The procedures for voting are simple: If you are a stockholder of record, you may vote by proxy in any of the following ways:

•

By Internet—Go to the website of our tabulator, Broadridge, at http://www.proxyvote.com and follow the instructions. Your shares will be voted according to your instructions. If you do not specify how you want to vote your shares, your internet vote will not be completed and you will receive an error message.

•	By Telephone—Dial 1-800-690-6903 using any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions.

•

By Mail—Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The proxy card delivered by mail must be received on or prior to April 2, 2024. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board.

•

At the Special Meeting. You may vote your shares at www.virtualshareholdermeeting.com/AGEN2024SM during the Special Meeting. You will need the 16-digit control number that is on either the notice or the proxy card when voting. Additional instructions regarding voting will be provided on the Special Meeting website.

If you vote via the internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on April 2, 2024 for shares held directly and by 11:59 p.m., Eastern Time, on March 31, 2024 for shares held in a company stock plan.

You may also vote during the Special Meeting via the internet at www.virtualshareholdermeeting.com/AGEN2024SM. At this site, you will be able to vote electronically.

If your shares are held for you in an account by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name.” You have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing, or by following their instructions for voting over the internet or by telephone.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What is a quorum for purposes of conducting the Special Meeting?

The presence, via attendance at the virtual Special Meeting or by proxy, of the holders of a majority of the issued and outstanding common stock, or shares, entitled to vote at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Special Meeting, the stockholders entitled to vote thereat, present in person via attendance at the virtual Special Meeting or by proxy, may adjourn the Special Meeting from time to time.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” approval of the Proposal to Effect a Reverse Stock Split, and if any other matter is properly presented at the meeting, the persons named in the accompanying proxy card should vote, or otherwise act, in accordance with their judgment.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” the approval of the Proposal to Effect a Reverse Stock Split. Unless you provide other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board as set forth in this Proxy Statement.

Who is paying for this proxy solicitation?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. We have engaged Morrow Sodali LLC as the proxy solicitor for the Special Meeting for a base fee of $12,000 plus fees for additional services, if needed. We have also agreed to reimburse Morrow Sodali for its reasonable out of pocket expenses. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, Connecticut 09602

Tel: (800) 662-5200 or banks and brokers can call collect at (203) 658-9400

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

I share the same address with another Agenus Inc. stockholder. Why has our household only received one set of proxy materials?

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, or telephone or e-mail Investor Relations at 781-674-4400 or investor@agenusbio.com. If you want to receive separate copies of proxy statements in the future or if you are receiving multiple copies and would like to receive only one printed copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly executed proxy card with a later date;

•	You may authorize a proxy again by Internet or telephone at a later time before the closing of those voting facilities; or

•	You may attend the Special Meeting and vote online. Simply attending the meeting virtually will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, or other nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes will have the same effect as votes against the Proposal to Effect a Reverse Stock Split. We expect the Proposal to Effect a Reverse Stock Split to be considered a “routine” matter, so banks, brokers and other nominees will have discretionary authority to vote on this proposal; thus, we do not expect any broker non-votes on this proposal.

How many votes are needed to approve each proposal?

For approval of the Proposal to Effect a Reverse Stock Split, the affirmative vote of the majority of the shares of common stock cast at the Special Meeting is required for approval.

Is my vote kept confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.

Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be discussed in a Form 8-K filed after the Special Meeting.

Who can help answer my questions?

If you need assistance with voting or have questions regarding the Special Meeting, please contact:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, Connecticut 09602

Tel: (800) 662-5200 or banks and brokers can call collect at (203) 658-9400

OWNERSHIP OF OUR COMMON STOCK

Ownership By Management

On February 9, 2024, Agenus had 399,246,272 shares of common stock issued and outstanding. The table below shows certain information about the beneficial ownership of Agenus common stock, as of February 9, 2024, by:

•	each of our directors,

•	each of our named executive officers, and

•	all of our directors and executive officers as a group.

In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we have included in the column “Number of Issued Shares” all shares of common stock over which the person has sole or shared voting or investment power as of February 9, 2024, and we have included in the column “Number of Shares Issuable” all shares of common stock that the person has the right to acquire within 60 days after February 9, 2024 through the exercise of any stock options, the vesting of restricted shares, or in the case of directors, any shares to be distributed under the Directors’ Deferred Compensation Plan (“DDCP”). All shares that a person has a right to acquire within 60 days of February 9, 2024 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares of common stock listed opposite the person’s name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. Except as noted, the address of each stockholder is c/o Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421.

Name of beneficial owner	Number of Issued Shares	Number of Shares Issuable	Total	Percent of Class
Garo H. Armen, Ph.D.(1)	1,936,483	11,737,820	13,674,303	3.3
Allison Jeynes-Ellis	66,176	500,000	566,176	*
Timothy R. Wright(2)	55,391	942,140	997,531	*
Brian Corvese	92,085	892,916	985,001	*
Ulf Wiinberg(3)	124,063	882,985	1,007,048	*
Susan Hirsch(4)	118,725	463,751	582,476	*
Christine M. Klaskin	153,937	653,287	807,224	*
Steven O’Day	272,384	495,060	767,444	*
All current directors and executive officers as a group (8 persons)(5)	2,819,244	16,567,959	19,387,203	4.7

*	Less than one percent
(1)

Excludes shares owned through Antigenics Holdings LLC (“Holdings”). Dr. Armen is Chief Executive Officer, Chairman of the Board of Managers and a member of Holdings which owns 4,046 shares of our common stock. Includes 479,000 shares held by the Garo Armen 2020 2 Year AG GRAT as Dr. Armen is the trustee and has investment authority, 125,969 shares held in an IRA, and 100,000 shares held by Pixie Partners, a General Partnership, as Dr. Armen is a general partner.

(2)	Includes 178,723 deferred shares to be distributed in accordance with the terms of our DDCP.
(3)	Includes 240,486 deferred shares to be distributed in accordance with the terms of our DDCP.
(4)	Includes 63,751 deferred shares to be distributed in accordance with the terms of our DDCP
(5)	Includes 482,959 deferred shares to be distributed in accordance with the terms of our DDCP, and excludes shares held by Holdings as described in footnote (1).

Ownership By Certain Beneficial Owners

This table shows certain information, based on filings with the SEC, about the beneficial ownership of our capital stock as of February 14, 2024 by each person known to us owning beneficially more than 5% of any class of our capital stock. Unless otherwise indicated in a footnote to this table, each person has the sole power to invest and vote the shares of common stock listed opposite the person’s name.

Name of beneficial owner	Title of Class	Number of Shares		Percent of Class
Brad M. Kelley	Common	1,591,039		*
1410 Moran Road Franklin, TN 37069-6300	Series A-1 Preferred	31,620	(1)	100%
Blackrock Inc.	Common	32,236,488(2)		8.1%
55 East 52nd Street New York, NY 10055
The Vanguard Group Inc.	Common	30,266,890(3)		7.6%
100 Vanguard Blvd. Malvern, PA 19355
Deep Track Capital, L.P	Common	31,697,539(4)		7.9%
200 Greenwich Ave, 3rd Floor Greenwich, CT 06830

*	Less than one percent
(1)

Mr. Kelley owns 31,620 shares of our Series A-1 Convertible Preferred Stock, our only shares of outstanding Series A-1 preferred stock. These shares have an initial conversion price of $94.86 and are currently convertible into 333,333 shares of our common stock. If Mr. Kelley had converted all 31,620 shares of Series A-1 Convertible Preferred Stock into shares of common stock as of February 9, 2024, he would have held 1,924,375 shares of our common stock, or 0.5% of the shares outstanding.

(2)

Based solely upon information set forth on Schedule 13G/A filed with the SEC on January 25, 2024 by Blackrock Inc. Blackrock Inc. has sole voting power over 31,472,393 shares and sole dispositive power over 32,236,488 shares.

(3)

Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group Inc. The Vanguard Group Inc. has shared voting power over 295,673 shares, sole dispositive power over 29,669,195 shares and shared dispositive power over 597,695 shares.

(4)

Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 14, 2024 by Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin. Each of Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin have shared voting and dispositive power over 31,697,539 shares. The principal business address of Deep Track Biotechnology Master Fund, Ltd. is c/o Walkers Corporate Limited, 190 Elgin Ave, GeorgeTown, KY1- 9001, Cayman Islands.

PROPOSAL 1—TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK AT A RATIO OF 1-FOR-20

The Board recommends that you approve the amendment to Article Fourth of our Certificate of Incorporation of the Company to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio of 1-for-20.

As of February 9, 2024, there were:

Shares of common stock	As of February 9, 2024
Outstanding	399,246,272
Issuable upon exercise of warrants outstanding	1,980,000
Issuable upon exercise of options and vesting of RSUs outstanding under the 2019 Equity Incentive Plan and 2015 Inducement Equity Plan	46,805,941
Reserved for future grants, awards and issuances under the 2019 Equity Incentive Plan, 2015 Inducement Equity Plan and DDCP	6,966,861
Reserved for future purchases under 2019 Employee Stock Purchase Plan	763,674
Issuable upon conversion of Series A-1 Convertible Preferred Stock	333,333
Outstanding on a fully diluted basis(1)	456,096,081

(1)	Assuming all shares reserved under our current equity compensation plans are granted and all shares reserved under our current employee stock purchase plan are purchased.

Purpose of the Amendment to our Certificate of Incorporation

The Board believes it is in the best interest of the Company to approve the amendment to our Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock to give the Company greater flexibility in considering and planning for future potential business needs. The reverse stock split will result in additional authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time, including for use under its equity compensation plans.

The Board also believes the amendment to our Certificate of Incorporation is necessary to ensure that we continue to satisfy the requirements for the continued listing of our common stock on the Nasdaq Capital Market (“Nasdaq”), which we believe helps support and maintain stock liquidity and Company recognition for our stockholders. Companies listed on the Nasdaq, however, are subject to various rules and requirements imposed by Nasdaq which must be satisfied in order to continue having their stock listed on the exchange (these are called the Nasdaq’s continued listing standards). One of these standards is the “minimum bid price” requirement set forth in Marketplace Rule 5450(a)(1), which requires that the bid price of the stock of listed companies be at least $1.00 per share. A listed company risks being delisted and removed from the Nasdaq if the closing bid price of its stock remains below $1.00 per share for an extended period of time.

The closing bid price of our common stock has been below $1.00 per share since October 19, 2023. We believe a reverse stock split will result in a higher price per share for outstanding shares of our common stock, and therefor will allow us to maintain compliance with Nasdaq’s continued listing requirements. A reverse stock split by a publicly traded company generally reduces the number of shares outstanding while leaving the market capitalization of the company the same, which should increase the price per share of the company’s stock. After a reverse stock split, the enterprise value of a company is spread over fewer shares and so the per share price of the stock should be higher. Even if a reverse stock split is effected, the expected benefits discussed above may not be realized or maintained. The market price of our common stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares of common stock outstanding.

With the exception of the Company’s routine practice of granting stock options, restricted stock units, and other stock-based awards to employees and, in certain instances, its consultants, the Company has no current specific plan, commitment, arrangement, understanding, or agreement regarding the issuance of additional shares of Common Stock resulting from the increase in the number of unissued shares available for issuance under our Certificate of Incorporation after giving effect to the proposed reverse stock split. Unless required by applicable law or stock exchange rules, no further vote of the stockholders will be required to issue such shares.

Principal Effects of the Amendment to our Certificate of Incorporation

Effect Common Stock Capital Stock

The amendment to our Certificate of Incorporation will not change the number of authorized shares of common stock or the relative voting power of our shareholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of our common stock will materially increase and will be available for reissuance by the Company. The availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest, or other attempt to obtain control of the Company. The reverse stock split, if effected, would affect all holders of our common stock uniformly. The amendment to our Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.01.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. We do not intend for the reverse stock split to constitute, or be the first step in a series of plans or proposals for, a “going private” transaction pursuant to Rule 13e-3 under the Exchange Act, and we will continue to be subject to the periodic reporting and other requirements of the Exchange Act after giving effect to the reverse stock split. Following the reverse stock split, we expect our common stock will continue to be listed on the Nasdaq under the symbol “AGEN,” although it will trade under a new CUSIP number.

Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional shares equal to the fair market value of such fractional shares, as determined in good faith by the Board.

Effect on Stock Options, Restricted Stock Units, and Preferred Stock

As of February 9, 2024, we had approximately 46.8 million shares subject to stock options and unvested restricted stock units (including performance-based units) outstanding under our stock incentive plans. Under our 2019 Equity Incentive Plan (the “2019 EIP”), DDCP and 2015 Inducement Equity Plan, and 2019 Employee Stock Purchase Plan (the “ESPP”) (collectively, the “Equity Plans”), an appropriate adjustment to the share pools and awards granted under the Equity Plans must occur in the event of a reverse stock split. Accordingly, if the reverse stock split is effected, the number of shares available for issuance under our Equity Plans, as well as any individual, per-participant and non-employee director limits, are expected to be proportionately adjusted to reflect the reverse stock split. The number of shares subject to any outstanding award or to any outstanding option under the Equity Plans, and the exercise price, grant price or purchase price relating to any such award or option under the Equity Plans, are also expected to be proportionately adjusted to reflect the reverse stock split. In addition, pursuant to the authority provided under the Equity Plans, the Company is authorized to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes to the Equity Plans.

For illustrative purposes only, if a 1-for-20 reverse stock split is effected, the 6,966,861 shares that remain available for issuance under the 2019 EIP, the 2015 Inducement Equity Plan and our DDCP, as of February 9, 2024, are expected to be adjusted to 348,343 shares, subject to increase as awards outstanding under the 2019 EIP expire or are forfeited and revert to the share pool per the terms of the 2019 EIP. Further, for illustrative purposes only, if a 1-for-20 reverse stock split is effected, an outstanding stock option for 10,000 shares of common stock, exercisable at $0.75 per share, would be adjusted as a result of a 1-for-20 split ratio into an option exercisable for 500 shares of common stock at an exercise price of $15.00 per share. If a fractional share would result from any adjustment made to an outstanding award under the Equity Plans in connection with the reverse stock split, the fractional share will be disregarded and the number of shares underlying the outstanding award will be rounded down to the nearest whole share.

As of February 9, 2024, there 31,620 shares of our Series A-1 Convertible Preferred Stock issued and outstanding. The amendment to our Certificate of Incorporation will not affect the total authorized number of shares of our preferred stock or the par value of the preferred stock, which will remain at $0.01.

Procedures for Effecting the Reverse Stock Split

If the amendment to our Certificate of Incorporation is approved by the stockholders at the Special Meeting, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware to effect the amendment to our Certificate of Incorporation as soon as practicable after the Special Meeting. The form of the Certificate of Amendment that would be enacted if the amendment to our Certificate of Incorporation is adopted is set forth in Appendix A to this Proxy Statement.

If the amendment to our Certificate of Incorporation is approved by our shareholders and the reverse stock split is implemented, each holder of our common stock will own a reduced number of shares of our common stock. The reverse stock split will be realized simultaneously and uniformly for all holders of our common stock and will not affect any stockholder’s percentage ownership interest in our Company.

Stockholders of Record

Our stockholders of record hold their shares in certificated form, direct registration system (“DRS”) form, book-entry form or some combination of certificated, DRS and book-entry form. If the reverse stock split is implemented, all stockholders of record will receive a transmittal letter from our transfer agent, Equiniti Trust Company, LLC, who we expect to act as our exchange agent if the reverse stock split is implemented. The letter of transmittal will contain instructions on how to surrender your certificates, if any, representing your shares of our pre-split common stock to Equiniti Trust Company, LLC, as well as certain other necessary information. Any expenses incurred by us with respect to the exchange of shares held of record, including but not limited to expenses arising from the exchange of shares held in DRS and book-entry form, will be borne by the Company.

Beneficial Owners of Shares Held in Street Name

Upon the effectiveness of the reverse stock split, shares held by stockholders in “street name,” through a bank, broker or other nominee, will be treated in the same manner as registered stockholders whose shares are registered in their names. However, these banks, brokers or other nominees may have different procedures than those that apply to registered stockholders for reflecting the reverse stock split in their records and distributing cash received in lieu of fractional share interests to the beneficial owners of such shares. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Discretionary Authority of the Board of Directors to Abandon Reverse Stock Split

The Board reserves the right to abandon the amendment to our Certificate of Incorporation without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of Delaware of the Certificate of Amendment to the Company’s Certificate of Incorporation, even if the proposed Amendment has been authorized by our stockholders at the Special Meeting.

Vote Required

Approval of an amendment to our Certificate of Incorporation to effect a reverse stock split requires the affirmative vote of the majority of the voting power of the common stock issued and outstanding as of the Record Date, and abstentions will have the effect of a vote against this proposal.

The Board of Directors recommends a vote “FOR” an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-20.

ADDITIONAL INFORMATION

Stockholder Proposals for 2024 Annual Meeting of Stockholders

Proposals to be included in the Company’s proxy statement. Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2024 Annual Meeting of Stockholders, the proposal must comply with Rule 14a-8 under the Exchange Act and must also meet the advance notice requirements in our bylaws applicable to all stockholder proposals (as described in the following paragraphs).

Proposals to be brought before an annual meeting. Under our bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Chairman of the Board or Corporate Secretary at our principal executive offices. Assuming our 2024 Annual Meeting of Stockholders is not more than 30 days before or 30 days after June 12, 2024, if you wish to bring business before the 2024 Annual Meeting of Stockholders, you must have given us written notice by December 29, 2023.

However, if at least 60 days’ notice or prior public disclosure of the date of the 2024 Annual Meeting of Stockholders is given or made and the date of the 2024 Annual Meeting of Stockholders is not within 30 days before or after June 12, 2024, notice by the stockholder must be received by the Company 45 days prior to the date of the 2024 Annual Meeting of Stockholders. If less than 60 days’ notice or prior public disclosure of the date of the 2024 Annual Meeting of Stockholders is given or made and the date of the 2024 Annual Meeting of Stockholders is not within 30 days before or after June 12, 2024, notice by the stockholder must be received by the Company no later than 15 days after the date Agenus sends notice of the 2024 Annual Meeting of Stockholders. If a stockholder fails to provide timely notice of a proposal to be presented at the 2024 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on the proposal.

In addition, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to our Chairman of the Board or Corporate Secretary that sets forth all the information required by Rule 14a-19 of the Exchange Act.

Householding of Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, or telephone or e-mail Investor Relations at 781-674-4400 or investor@agenusbio.com. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one printed copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

OTHER BUSINESS

The Board knows of no business to be brought before the Special Meeting other than as set forth above. If other matters properly come before the stockholders at the meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

By Order of the Board of Directors,

Garo Armen

Chief Executive Officer

Lexington, Massachusetts

February  , 2024

APPENDIX A

CERTIFICATE OF EIGHTH AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

AGENUS INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Agenus Inc. (the “Corporation”). The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 10, 1999 (the “Certificate of Incorporation”). The Certificate of Incorporation was amended and restated on June 7, 2002 (the “Restated Certificate”), which was further amended on June 15, 2007 by a Certificate of Amendment (the “First Amendment”), which was further amended on January 5, 2011 by a Certificate of Ownership and Merger (the “Name Change Amendment”), which was further amended on September 30, 2011 by a Certificate of Second Amendment (the “Second Amendment”), which was further amended on June 15, 2012 by a Certificate of Third Amendment (the “Third Amendment”), which was further amended on April 24, 2014 by a Certificate of Fourth Amendment (the “Fourth Amendment”), which was further amended on June 14, 2016 by a Certificate of Fifth Amendment (the “Fifth Amendment”), which was further amended on June 21, 2019 by a Certificate of Sixth Amendment (the “Sixth Amendment”), and which was further amended on August 5, 2022 by a Certificate of Seventh Amendment (the “Seventh Amendment”) (the Restated Certificate, as amended by the First Amendment, the Name Change Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, the “Amended Certificate”). This Certificate of Eighth Amendment (the “Eighth Amendment”) amends certain provisions of the Amended Certificate, and has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

2. The Board of Directors of the Corporation has duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth the following amendment to the Amended Certificate, and declaring the Eighth Amendment to be advisable.

3. This Eighth Amendment was duly adopted by the vote of the stockholders holding the requisite number of shares of outstanding stock of the Corporation entitled to vote thereon in accordance with the provisions of Sections 216 and 242 of the General Corporation Law of the State of Delaware.

4. The Amended Certificate is hereby amended by adding the following provision to the end of Article Fourth:

As of 12:01 A.M. (Eastern Time) on April , 2024 (the “Second Effective Time”), each issued and outstanding share of the Corporation’s Common Stock (including each share of treasury stock, collectively, the “Pre-Second Split Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to one twentieth of a share of Common Stock (such reduction of shares designated as the “Second Reverse Stock Split”). The par value of the Corporation’s Common Stock following the Second Reverse Stock Split shall remain $0.01 per share. Each holder of a certificate or certificates of Pre-Second Split Stock shall be entitled to receive, upon surrender of such certificates to the Corporation’s transfer agent for cancellation, a new certificate or certificates for a number of shares equal to such holder’s Pre-Second Split Stock divided by twenty (20), with any fraction resulting from such division rounded down to the nearest whole number (in each case, such fraction, if any, being a “Second Fractional Share”). No Fractional Shares will be issued for Pre-Second Split Stock in connection with the Second Reverse Stock Split. Each holder of Pre-Second Split Stock at the Second Effective Time who would otherwise be entitled to a Fractional Share shall, in lieu thereof, receive a cash payment equal to x) the Second Fractional Share multiplied by y) the product of (i) the average of the high and low trading prices of the Common Stock as reported on The NASDAQ Capital Market or other principal market of the Common Stock, as applicable, during each of the ten (10) trading days immediately preceding the date of the Second Effective Time and (ii) twenty (20).”

5. This Eighth Amendment shall be effective as of April  , 2024 in accordance with the provisions of Section 103(d) of the General Corporation Law of the State of Delaware.

6. Except as set forth in this Eighth Amendment, the Restated Certificate remains in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Eighth Amendment in the name of and on behalf of the Corporation on this    day of April, 2024.

AGENUS INC.

By:
Name:	Garo H. Armen
Title:	Chief Executive Officer

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above AGENUS INC. Use the Internet to transmit your voting instructions and for electronic delivery of 3 FORBES ROAD information. Vote by 11:59 P.M. ET on 04/02/2024 for shares held directly and by 11:59 LEXINGTON, MA 02421 P.M. ET on 03/31/2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AGEN2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/02/2024 for shares held directly and by 11:59 P.M. ET on 03/31/2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 1. To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a 0 0 0 reverse stock split of our issued outstanding common stock at a ratio of 1-for-20. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. . 6 . 0 . 0 R1 _ 1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or 0000626650 partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com AGENUS INC. Special Meeting of Stockholders April 3, 2024 10:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Agenus Inc. (the “Company”) hereby appoint(s) Garo H. Armen, Ph.D. and Robin E. Abrams, or either of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is/are entitled to vote at the Special Meeting of Stockholders of the Company to be held on April 3, 2024, via live webcast at www.virtualshareholdermeeting.com/AGEN2024SM, and all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN AND MAIL THIS PROXY TODAY. R1.0.0.6 _ 2 0000626650 Continued and to be signed on reverse side